UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2021

Aileron Therapeutics, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

290 Pleasant Street, Unit 112 Watertown, MA		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 995-0900

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

Between November 12, 2020 and January 5, 2021, the Company issued and sold an aggregate of 9,894,519 shares of its common stock in “at the market” offerings under the Capital on DemandSM Sales Agreement with JonesTrading Institutional Services LLC (“JonesTrading”) resulting in aggregate gross proceeds of approximately $12.7 million before deducting commissions payable to JonesTrading.

On January 6, 2021, the Company announced that it had entered into definitive agreements with investors for the purchase and sale of 32,630,983 of its shares of common stock at a purchase price of $1.10 per share in a registered direct offering and that the closing of the offering is expected to occur on or about January 8, 2021, subject to the satisfaction of customary closing conditions.

The Company believes that its existing cash, cash equivalents and investments, together with the anticipated proceeds from the registered direct offering will enable it to fund its current business plan, including the Company’s planned clinical trial of ALRN-6924 in patients with non-small cell lung cancer, into the second half of 2023.

Forward-Looking Statements

Statements in this report about Company’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the Company’s belief that its existing cash, cash equivalents and investments will enable it to fund its current business plan including related operating expenses and capital expenditures into the second half of 2023. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including whether the conditions to the closing of the registered direct offering will be satisfied; whether the Company’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; whether results obtained in clinical trials will be indicative of results obtained in future clinical trials; whether third party data would be indicative of the data that would be obtained in a randomized, head-to-head clinical trial; whether the Company’s product candidates will advance through the clinical trial process on a timely basis, or at all; whether the results of such trials will be accepted by and warrant submission for approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; whether the Company’s product candidates will receive approval from regulatory agencies on a timely basis or at all; whether, if product candidates obtain approval, they will be successfully distributed and marketed; what impact the coronavirus pandemic may have on the timing of the Company’s clinical development, clinical supply and operations; and other factors discussed in the “Risk Factors” section of the Company’s quarterly report on Form 10-Q for the period ended September 30, 2020, and risks described in other filings that the Company may make with the Securities and Exchange Commission. Any forward-looking statements contained in this report speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aileron Therapeutics, Inc.

Date: January 6, 2021	By:	/s/ Richard J. Wanstall
Richard J. Wanstall
Chief Financial Officer and Treasurer